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                                                                EXHIBIT 10-20(b)


                      AMENDMENT TO REGISTRATION RIGHTS AGREEMENT





    BACKGROUND: Advanced Radio Technologies Corporation ("ART") plans to acquire Advanced Radio Telecom Corp. ("Telecom"), and the resulting merged company intends to raise substantial additional capital through public or private offerings of its equity and debt (a "Major Financing"). The proposed initial public offering (the "IPO") of the Company pursuant to the registration statement filed with the Securities Exchange Commission Is currently scheduled for the end of October, 1996, although there can be no assurance that it will be completed. Each of the undersigned represents that the undersigned has received and had an opportunity to review the preliminary prospectus included in such registration statement, as amended through October 15, 1996, (the "Prospectus"). The proposed merger of a subsidiary of ART into Telecom (the "Merger") pursuant to which the holders of Telecom securities will receive or be entitled to receive ART securities has been approved by the FCC and will take place after approval thereof by the Stockholders of ART and Telecom. The Merger, when completed, will effect a 1 for 2.75 reverse stock split by ART (the "Split"). The numbers of shares and exercise prices set forth in this Amendment are subject to revision to give effect to the split. Capitalized terms have the same meaning as defined in the Registration Rights Agreement (as defined below) and the Prospectus.

    ART has undertaken a bridge financing in which it sold $4,000,000 in short term notes of ART and Telecom (the "September Bridge Notes") in units with warrants to purchase an aggregate of 320,000 shares of ART Common Stock at $6.25 (the "Unit Warrants"). In the event the September Bridge Notes are not prepaid within 90 days of issuance, ART will issue to holders thereof additional warrants to purchase an aggregate of 320,000 shares of ART Common Stock at the same price as the Unit Warrants (the "Additional Warrants"). In the event of default under the September Bridge Notes, ART will issue to holders thereof additional such five year warrants (the "Default Warrants") exercisable to purchase an aggregate of 800,000 shares at a price of $3.00 per share.

    AGREEMENT: For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned parties to the Restated and Amended Registration Rights Agreement (the "Registration Rights Agreement") among Telecom, ART, the security holders of Telecom and the security holders of ART, dated February 2, 1996, hereby consent and agree to


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    (a)  the admission as parties to the Registration Rights Agreement

              (i) with the rights and obligations of New Unaffiliated Stockholders thereunder of all persons, not previously parties thereto, who acquire Unit Warrants, Additional Warrants, Default Warrants or CIBC Warrants;

              (ii) with the rights and obligations of Existing ART Stockholders, (A) Southeast Research Partners, Inc. and its designees (the "SERP Optionees") who have options (the "SERP Options") to acquire an aggregate of 313,612 shares of ART Common Stock from Vernon
         L. Fotheringham, W. Theodore Pierson, Jr., High Sky Partners, L.P. and High Sky Partners II, L.P. (collectively, the "SERP Optionees") and
         (B) Bournemouth Holdings Corporation ("Bournemouth"), a Permitted Transferee of William Weinstein; and

              (iii) each partner of each partnership that is a party to the Registration Rights Agreement (each, a "Stockholders Partnership"), upon dissolution thereof, as parties with the rights and obligations of such partner's Stockholders Partnership;

         provided such persons agree to be bound by the provisions of the Registration Rights Agreement; and

    (b) the waiver of any preemptive or other rights of the undersigned to acquire any of the September Bridge Notes, Unit Warrants, Additional Warrants or Default Warrants, CIBC Warrants or Senior Secured Notes;

    (c) (i) defining the "New Bridge Warrants" to include the warrants to purchase 50,000 shares of ART Common Stock issued to stockholders of CommcoCCC (formerly called New Bridge Warrants in the Registration Rights Agreement) together with the additional 190,000 warrants issued to such stock holders in October 1996 and any additional warrants issuable under the secured bridge notes due 1998 to the shareholders of CommcoCCC, Inc., the Unit Warrants, the Additional Warrants, if issued, the Default Warrants, if issued, and the CIBC Warrants, if issued;

         (ii) defining (A) "Telecom Warrant" to include Bridge Warrants and Indemnity Warrants (as defined in the Registration Rights Agreement), but not the Warrant to purchase shares of Telecom Common Stock issued on February 2, 1996, held by Ameritech (as defined therein), and (B) "Telecom Warrant Holders" to mean holders of Telecom Warrants; and



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         (iii)     amending Section 3(a)(1) of the Registration Rights
                   Agreement to provide that the number of outstanding shares of Common Stock referred to is 30,086,498 shares with the effect that the number of Registrable Shares that Demand Holders must beneficially own in order to be entitled to a demand registration right under such Section 3(a)(1) shall be 1,805,190 shares;


    (d) the execution of this instrument constitutes execution and delivery of the Registration Rights Agreement, as amended hereby; and

    (e) authorizing the Company after consummation of the IPO to grant registration rights in its discretion without further amendment of the Registration Rights Agreement.

    In witness whereof, the undersigned executed this instrument as of the 16th day of October, 1996.


                              ___________________________








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